United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2019
Isoray, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

IsoRay, Inc

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

 Item 1.02     Termination of a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

On February 6, 2019, the Employment Agreement dated March 7, 2016, between Isoray, Inc. (the “Company”) and Michael Krachon was terminated by virtue of the Company and Mr. Krachon entering into the Employment Agreement described in Item 5.02 below.  Pursuant to the 2016 Employment Agreement, Mr. Krachon served as Vice President of Sales and Marketing at an annual salary of $225,000.  There were no early termination penalties incurred by the Company in connection with the termination.

Item 2.02     Results of Operations and Financial Condition.

On February 12, 2019, the Company issued a press release announcing its financial results for the second quarter of fiscal 2019 ended December 31, 2018, the text of which is attached hereto as Exhibit 99.1.

The information in this item of this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Employment Agreement

On February 6, 2019, the Company entered into an Employment Agreement with Michael Krachon, in his position as Vice President, Sales and Marketing. This agreement supersedes and replaces the Employment Agreement with Mr. Krachon dated March 7, 2016.

The initial term of the Employment Agreement is three years, subject to successive one year renewals. Mr. Krachon will receive an annual salary of $243,337.50, all payable in accordance with the Company’s standard payroll practices. Mr. Krachon will be eligible for a quarterly and an annual discretionary bonus as periodically established by the Compensation Committee based upon metrics that will be established by the Compensation Committee in its sole discretion. Also under the Employment Agreement, Mr. Krachon is eligible to participate in and receive stock options under the Company’s 2017 Equity Incentive Plan.

Mr. Krachon will be an “at-will” employee. Either Mr. Krachon or the Company may terminate the Executive’s employment with or without cause, for any reason or no reason, and at any time. If Mr. Krachon is terminated without cause or at will, he will be entitled to receive six months’ severance based on his then current base salary.

Mr. Krachon is subject to standard confidentiality provisions and a non-compete, non-solicitation covenant for a one-year period following termination of his employment.

The above descriptions are only a summary of the material terms of the Employment Agreement, do not purport to be complete descriptions of the Employment Agreement, and are qualified in their entirety by reference to the Employment Agreement, the form of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 8.01     Other Events.

On January 30, 2019, the Company issued a press release announcing that it will be holding a teleconference to discuss its financial results for the second quarter of fiscal 2019 ended December 31, 2018, the text of which is attached hereto as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits

10.1	Employment Agreement between Isoray, Inc. and Michael Krachon, dated effective February 6, 2019.
99.1	Press release issued by Isoray, Inc., dated February 12, 2019.
99.2	Press release issued by Isoray, Inc., dated January 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2019

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods

       Lori A. Woods, CEO